UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2017

CLAIRE’S STORES, INC.

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation)

1-8899, 333-148108, 333-175171	59-0940416
(Commission File Number)	(I.R.S. Employer Identification No.)

2400 West Central Road, Hoffman Estates, Illinois 60192

(Address of principal executive offices)

Registrant’s telephone number, including area code: (847) 765-1100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On January 5, 2017, Claire’s (Gibraltar) Intermediate Holdings Limited (“Claire’s Intermediate Gibraltar”), an indirect subsidiary of Claire’s Stores, Inc. (“Claire’s Stores”), and certain subsidiaries of Claire’s Intermediate Gibraltar entered into a Credit Agreement (the “Europe Credit Agreement”) with Botticelli LLC, as administrative agent, Cortland Capital Market Services LLC, as collateral agent, and the lenders party thereto. The lenders are certain funds and accounts managed by Angelo, Gordon & Co., L.P.

The Europe Credit Agreement replaced that certain Amended and Restated Multicurrency Revolving Facility, dated as of September 20, 2016, among Claire’s Intermediate Gibraltar, the other borrowers party thereto and HSBC Bank PLC, as lender (the “HSBC Credit Facility”), which HSBC Credit Facility terminated effective January 5, 2017.

The Europe Credit Agreement provides for a $50.0 million aggregate principal amount secured term loan that was made on January 5, 2017 and will mature on January 31, 2019. Interest accrues at 15% per annum during the first year (with 3% pay-in-kind) and 12% per annum during the second year. All obligations under the Europe Credit Agreement have been guaranteed by certain of Claire’s Intermediate Gibraltar’s existing direct and indirect wholly-owned subsidiaries, and secured by liens on the assets of Claire’s Intermediate Gibraltar, the other borrower and the guarantors party thereto (the “Loan Parties”) and by a pledge of the shares of Claire’s Intermediate Gibraltar, in each case, subject to certain exceptions and limitations.

The Europe Credit Agreement contains customary affirmative and negative covenants applicable to the Loan Parties, events of default and provisions relating to mandatory and voluntary payments. These covenants restrict the Loan Parties’ ability to incur indebtedness, grant liens and make investments, subject to the exceptions and conditions set forth therein. Claire’s Intermediate Gibraltar is also restricted from making foreign cash transfers to Claire’s Stores and its subsidiaries, subject to compliance with a leverage ratio test and to certain exceptions. Additionally, the Loan Parties must maintain specified minimum balances of cash and cash equivalents, measured as of the last day of any fiscal month, specified minimum collateral values, measured as of the last day of any fiscal quarter, and specified levels of Consolidated Total Assets and EBITDA, measured as of the last day of any fiscal quarter.

Neither Claire’s Stores nor any of its U.S. subsidiaries will be party to, or guarantors of, the Europe Credit Agreement.

The above description of the Europe Credit Agreement is qualified by reference to the full agreement, a copy of which is filed as Exhibit 10.1 to this report and is incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement

The disclosure contained under Item 1.01 above with respect to termination of the HSBC Credit Facility is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The disclosure contained under Item 1.01 above is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit 10.1	Credit Agreement, dated as of January 5, 2017, by and among Botticelli LLC, as administrative agent, Cortland Capital Market Services LLC, as collateral agent, the lenders party thereto, Claire’s (Gibraltar) Intermediate Holdings Limited and the other borrower and the guarantors party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLAIRE’S STORES, INC.

Date: January 10, 2017	By:	/s/ Scott Huckins
Name: Scott Huckins Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit 10.1	Credit Agreement, dated as of January 5, 2017, by and among Botticelli LLC, as administrative agent, Cortland Capital Market Services LLC, as collateral agent, the lenders party thereto, Claire’s (Gibraltar) Intermediate Holdings Limited and the other borrower and the guarantors party thereto.